AT THE COMPANY
Hande Tuney, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
FIRST QUARTER 2009 FINANCIAL RESULTS

New York, NY – May 15, 2009 – Centerline Holding Company (OTC:CLNH) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financial and asset management services, today announced financial results for the first quarter ended March 31, 2009.

First Quarter 2009 Highlights:

à
For the three months ended March 31, 2009, the Company reported a net loss attributable to Centerline shareholders(1) of ($0.62) per share, as compared to a net loss of ($0.75) per share for the three months ended March 31, 2008; earnings per share (“EPS”)(1), excluding certain non-cash items, was ($0.20) for the three months ended March 31, 2009, as compared to EPS, excluding certain non-cash items of ($0.15), for the three months ended March 31, 2008;

à	Cash flow from operations, excluding investments in mortgage loans held for sale, was $5.6 million for the three months ended March 31, 2009;

à	Net loss was driven primarily by lower business volume and lower interest income in the first quarter 2009, as compared to the same period in 2008, and impairment of investments;

à
Centerline paid down the outstanding balance of its senior credit facility debt by $32.1 million to $264.8 million, from 2008 year-end levels of $296.9 million and repaid $3.8 million of the $13.8 million commercial mortgage-backed securities (“CMBS”) term loan balance outstanding as of December 31, 2008. Since March 31, 2009 through the date of this press release, Centerline has paid down an additional $21.0 million of its senior credit facility debt;

à	Centerline had direct assets under management (“AUM”)(2) of more than $14.3 billion as of March 31, 2009;

à
Centerline originated $88.4 million of multifamily loans on behalf of Fannie Mae and Freddie Mac in the first quarter of 2009, and raised $38.4 million of capital for Affordable Housing tax-credit funds.  In April 2009, it originated $61.8 million of additional multifamily loans and closed an additional $110.3 million of multifamily loans awaiting settlement on behalf of Fannie Mae and Freddie Mac;

à
The Company maintained strong credit performance in its Fannie Mae and Freddie Mac servicing portfolio; at March 31, 2009, only six loans, with an outstanding balance of $32.5 million, were delinquent, representing 0.37% of its $8.8 billion agency servicing portfolio;

à
Centerline’s credit performance in its CMBS special servicing portfolio continued to outperform the market. As of March 31, 2009, Centerline was the named special servicer on a portfolio of $112.3 billion. At that date, $1.9 billion (or 1.71% of the portfolio) was delinquent, compared to an industry average of 1.98%, as reported by Trepp; and

à
The Company launched a new business venture, Centerline Real Estate Solutions LLC, established to provide asset management and special servicing, including construction and development monitoring and administration, for third-party owners of commercial real estate loan portfolios outside the CMBS arena.

(1)	See “Selected Financial Data” for a reconciliation of GAAP net income (loss) attributable to Centerline Holding Company shareholders to EPS (excluding certain non-cash items).
(2)	See AUM table and footnotes.

Financial Results

The table below summarizes Centerline’s financial results for the three months ended March 31, 2009:

	Three Months Ended March 31,
(in thousands, except per share data)	2009	2008
Revenues	$112,737	$134,187
Revenues as adjusted (1)	$51,134	$66,209
Expenses	$321,075	$163,137
Expenses as adjusted(1)	$79,871	$95,699
Other items	$(120,019)	$(101,178)
Other items as adjusted(1)	$(5,880)	$299
Income tax provision	$(115)	$(1,049)
Net Loss Attributable to Centerline Shareholders	$(26,948)	$(21,639)
Net Loss Attributable Centerline Shareholders (excluding certain non-cash items)(2)	$(6,173)	$(2,489)
Per Share Data (diluted):
Net Loss Attributable to Centerline Shareholders	$(0.62)	$(0.75)
EPS (excluding certain non-cash items)(2)	$(0.20)	$(0.15)

(1) Adjusted to exclude Consolidated Partnerships. See “Adjusted Revenues” and “Selected Financial Data” for a discussion of the use of Adjusted Revenues.
(2) See “Selected Financial Data” for a reconciliation of GAAP net income (loss) attributable to Centerline Holding Company Shareholders to EPS (excluding non-cash items).

During the first quarter of 2009, Centerline’s operating results were impacted negatively by (i) lower business volume and lower interest income, compared to the same period in 2008; (ii) $22.0 million of investment impairments; and (iii) asset impairments in the CMBS Funds and High-Yield Debt Fund Partnerships Centerline manages (Centerline’s share is $8.4 million).

The decline in adjusted revenues in the first quarter ended March 31, 2009, as compared to the first quarter ended March 31, 2008, is driven primarily by the decrease in interest income and lower fee income.  The reduction in interest income resulted from (i) lower rates of interest from Centerline’s escrow and collateral accounts due to declining market rates; (ii) non-accrual of interest for the Company’s loan to American Mortgage Acceptance Company (“AMAC”), a publicly-traded REIT Centerline manages but which is developing a plan of liquidation; and (iii) a lower level of income from mortgage revenue bonds as many re-securitized bonds not previously accounted for as sold were deemed to be in 2008 and are no longer included in the Company’s operating results.  However, upon sale recognition of those bonds, Centerline recognized additional interest income on the Freddie Mac certificates that it retained as part of the re-securitization transaction.  The decline in fee income resulted from lower tax-credit fund origination volume in the first quarter of 2009, compared to the 2008 period, and decreased volume of mortgage originations.

Interest expense declined 43.1% for the first quarter ended March 31, 2009, as compared to the same period in 2008.  The decline in interest expense principally reflects the change in fair value of derivatives, which lowered interest expense in 2009, while increasing interest expense in 2008.  Excluding these changes, the expense in both years was flat.  The favorable impact of lower average debt outstanding that resulted from debt repaid with the Company’s bond re-securitization in December 2007 and significantly lower corporate debt was offset by higher rates paid in the current period.

Salaries and benefits declined 28.8% in the first quarter ended March 31, 2009, as compared to the same period in 2008.  The decline is attributable primarily to (i) a reduction in bonus compensation; (ii) lower share-based compensation expense for shares issued in connection with Centerline’s acquisition of ARCap (now Centerline Investors I LLC) in August 2006 as the awards vest or are forfeited; and (iii) reduced salaries and benefits expense from reductions in personnel in April and November 2008. The decline in salaries and benefits is partially offset by an increase in severance costs in the 2009 period, primarily due to the departure of an executive officer.

Other general and administrative expenses decreased 9.1% in the first quarter ended March 31, 2009, as compared to the same period in 2008. The decrease is primarily attributable to (i) a decrease in professional fees, particularly audit and consulting costs; (ii) lower fund origination expenses associated with Centerline’s tax credit business that correspond with the lower level of fee income; (iii) a decrease in broker commissions related to lower mortgage originations period over period; and (iv) a reduction in overall expenses resulting from the reductions in personnel in April and November 2008. These savings were partially offset by higher rent costs in the 2009 period.

Adjusted Revenues

Centerline’s operating results include the results of Tax-Credit Fund Partnerships consolidated pursuant to FASB Interpretation 46 ( R ), or similar accounting pronouncements, as well as other Tax-Credit Fund and Property Partnerships Centerline controls but in which it has little or no equity interest.  As Centerline has virtually no equity interest in these partnerships, the net losses they generated were allocated almost entirely to their investors.  The consolidation, therefore, has an insignificant impact on net income (loss), although certain Centerline revenues are eliminated in consolidation, and revenues and expenses of the consolidated partnerships are reflected in the income statement.

Centerline also consolidates a number of funds it manages that invest in CMBS and ReREMIC certificates (“CMBS Fund Partnerships”) and a High-Yield Debt Investment Fund.  Centerline maintains an equity interest in each of these funds (typically 5%) and participates in the profits or losses they generate.  Adjusted equity income includes the Company’s proportionate share of the profits as well as other allocations for general partner services.

As many of the Company’s revenues are eliminated when consolidating these partnerships, the Company is presenting its revenues adjusted to exclude the impact of consolidation.

The adjusted figures presented are not in accordance with generally accepted accounting principles (“GAAP”) but are presented for the purpose of enhancing the understanding of the economics of our business, but may not be comparable to figures reported by other companies.

Centerline Holding Company Equity and Adjusted Centerline Holding Company Equity

The Company reported a deficit allocable to Centerline Holding Company shareholders at March 31, 2009.  The deficit was due primarily to the declining fair values of investments in the funds Centerline manages and consolidated due to FIN46R.  Prior to 2009, Centerline’s equity absorbed any of these losses that would reduce the carrying amount of the third-party investors’ interests below zero.  As of December 31, 2008, these unrealized losses totaled $894.2 million. Following the adoption of SFAS No. 160, as of January 1, 2009, any further declines in the asset values will reduce the third-party investors’ interests and the Company’s equity will be reduced only by its proportionate share based on its co-investment percentage.  However, the $894.2 million previously recognized, will remain in the Company’s deficit balance.

Similar to the presentation described for Adjusted Revenues, Centerline also presents its Centerline Holding Company equity adjusted to exclude the impact of consolidated partnerships (see “Selected Financial Data”).  The substantial difference between the “as reported” and “as adjusted” amounts reflects the unrealized losses in the Company’s consolidated partnerships, as described above.  If the losses were to be realized, Centerline would absorb only the portion corresponding to its co-investment (typically 5%) in earnings.  The “as adjusted” amount excludes the unrealized losses in excess of Centerline’s proportionate share.

The table below shows the difference between the total Centerline Holding Company (Deficit) Equity “as reported” and “as adjusted” at March 31, 2009:

(in thousands)	March 31, 2009
Total Centerline Holding Company Deficit, as reported	$(905,574)
Adjustments:
CMBS and High-Yield Debt Fund Partnerships
(Unrealized losses attributable to third-party non-controlling interests prior to the adoption of SFAS 160)	894,174
(Our negative co-investment in these funds)	71,923
Re-securitization of Mortgage Revenue Bonds
(Accumulated other comprehensive income/loss related to those assets which would be de-recognized if sale treatment is obtained)	10,766
Total Centerline Holding Company Equity, as adjusted	$71,289

Centerline First Quarter 2009 Business Groups Activity Summary:

Affordable Housing

Three Months Ended March 31, 2009
Capital Raised	(in thousands)
Tax Credit Funds	$38,360
Affordable Housing Mortgage Originations(1)
Agency Loan Originations (Fannie Mae/Freddie Mac)	$16,623

(1)	The Affordable Housing Group originates and services loans for affordable housing properties via the same agency programs used by our Commercial Real Estate Group.

At March 31, 2009, Centerline’s Affordable Housing Group’s AUM was $9.9 billion.

Commercial Real Estate

Three Months Ended March 31, 2009
Capital Deployed	(in thousands)
Agency Loan Originations (Fannie Mae/Freddie Mac)	$71,774
Conduit/Other Loan Originations	--
Collateralized Debt Obligation (“CDO”) Securities	--
High-Yield CMBS Certificates	--
Real Estate Equity Investments	--

Total	$71,774

At March 31, 2009, Centerline’s Commercial Real Estate Group’s AUM was $4.5 billion.

Portfolio Management

As of March 31, 2009, Centerline serviced a primary loan portfolio of approximately $21.4 billion, a decrease of 2.6% from the level at December 31, 2008.  The decline in the servicing portfolio primarily is a result of asset sales and payoffs in the servicing portfolio. Centerline’s inability to increase the loan portfolio is due to declining securitization activity caused by the disruption in the credit markets that reduced Centerline’s volume of pre-securitization servicing.

In addition, Centerline is the named special servicer on a portfolio of $112.3 billion of CMBS as of March 31, 2009, a decrease of 1.3% from the level at December 2008 period. The decline primarily was due to payoffs over the first three months of 2009.

Direct Assets Under Management

As of March 31, 2009 and December 31, 2008, Centerline’s direct AUM consisted of the following:

(in millions)	3/31/2009	12/31/2008
Commercial Real Estate
CMBS Funds(1)	$1,475.4	$1,475.4
High-Yield Debt Fund(1)	535.7	535.7
Joint Venture Equity Funds(1)	179.4	179.4
CDO Asset Management(2)	1,838.8	1,451.7
Third-Party Commercial Loan Portfolio	444.9	550.7
Affordable Housing
Tax-Credit Funds(1)	9,895.3	9,856.9
Total	$14,369.5	$14,049.8

(1)	Amounts represent committed and invested equity of investors.
(2)
Excludes $270.9 million of CDO securities owned by CRESS, which are included in the High-Yield Debt Fund total above. In total, Centerline earns fees from managing $2.1 billion of CDOs. December 31, 2008 AUM does not include the $392 million of assets Centerline manages for AMAC CDO I as Centerline began receiving CDO management fees during the first quarter of 2009 even though Centerline has been managing the AMAC CDO I since November of 2006. Previously, Centerline earned management fees directly from AMAC.

Supplemental Financial Information

For more detailed financial information, please access the Supplemental Financial Package, accessible in the Investor Relations section of the Centerline website at www.centerline.com.

Please contact Centerline’s Investor Relations department at (800) 831-4826 with any questions regarding the Company’s first quarter financial results for the period ended March 31, 2009.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC: CLNH), provides real estate financial and asset management services, including institutional debt and equity fund management, mortgage banking and primary and special loan servicing. As of March 31, 2009, Centerline had more than $14.3 billion of assets under management. Centerline is headquartered in New York, New York and has eight offices throughout the United States. For more information, please visit Centerline's website at http://www.centerline.com or contact the Investor Relations Department directly at (800) 831-4826.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

	March 31, 2009
(in thousands)	As	Consolidated	Mortgage Revenue	As
	Reported	Partnerships	Bonds	Adjusted(1)

Assets
Cash and cash equivalents	$105,675	$-	$-	$105,675
Restricted cash	10,800			10,800
Investments
Available-for-sale	568,936	420,107	(390,461)	598,582
Equity method	9,050	-	-	9,050
Other	153,811	1,530	(3,183)	152,158
Investments in and loans to affiliates	16,563	107,852	-	124,415
Goodwill and other intangible assets, net	346,090	-	578	346,668
Deferred costs and other assets, net	129,525	7,631	(5,837)	131,319
Investments held by Consolidated Partnerships	4,782,402	(4,782,402)	-	-
Other assets of Consolidated Partnerships	1,066,685	(1,066,685)	-	-

Total Assets	$7,189,537	$(5,311,967)	$(398,903)	$1,478,667

Liabilities and Equity
Liabilities
Notes payable	$355,227	$-	$-	$355,227
Financing arrangements and secured financing	460,450	-	(398,177)	62,273
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	-	-	273,500
Accounts payable, accrued expenses and other liabilities	212,433	9,019	(1,689)	219,763
Liabilities of Consolidated Partnerships	2,332,951	(2,332,951)	-	-

Total Liabilities	3,634,561	(2,323,932)	(399,866)	910,763

Mezzanine Equity
Redeemable securities	327,940	-	-	327,940

Equity
Centerline Holding Company	(905,574)	975,900	963	71,289
Non-controlling interests	4,132,610	(3,963,935)		168,675

Total Liabilities and Equity	$7,189,537	$(5,311,967)	$(398,903)	$1,478,667

(1)	Adjusted to exclude Consolidated Partnerships (refer to “Adjusted Revenues” section) and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)
	December 31, 2008
(in thousands)	As	Consolidated	Mortgage Revenue	As
	Reported	Partnerships	Bonds	Adjusted(1)

Assets
Cash and cash equivalents	$103,879	$-	$-	$103,879
Restricted cash	10,852			10,852
Investments
Available-for-sale	539,213	422,042	(343,494)	617,761
Equity method	31,367	-	-	31,367
Other	134,227	1,530	(3,737)	132,020
Investments in and loans to affiliates	19,222	125,155	-	144,377
Goodwill and other intangible assets, net	351,766	-	585	352,351
Deferred costs and other assets, net	135,679	8,369	(6,339)	137,709
Investments held by Consolidated Partnerships	4,997,564	(4,997,564)	-	-
Other assets of Consolidated Partnerships	1,071,354	(1,071,354)	-	-

Total Assets	$7,395,123	$(5,511,822)	$(352,985)	$1,530,316

Liabilities and Equity
Liabilities
Notes payable	$358,061	$-	$-	$358,061
Financing arrangements and secured financing	411,413	-	(348,989)	62,424
Preferred shares of subsidiary (subject to mandatory repurchase)	273,500	-	-	273,500
Accounts payable, accrued expenses and other liabilities	218,580	9,019	(2,044)	225,555
Liabilities of Consolidated Partnerships	2,619,154	(2,619,154)	-	-

Total Liabilities	3,880,708	(2,610,135)	(351,033)	919,540

Mezzanine Equity
Redeemable securities	326,379	-	-	326,379

Equity
Centerline Holding Company	(867,511)	974,780	(1,952)	105,317
Non-controlling interests	4,055,547	(3,876,467)		179,080

Total Liabilities and Equity	$7,395,123	$(5,511,822)	$(352,985)	$1,530,316

(2)	Adjusted to exclude Consolidated Partnerships (refer to “Adjusted Revenues” section) and mortgage revenue bonds re-securitized in December 2007 not accounted for as a sale.

CENTERLINE HOLDING COMPANY AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(unaudited)

	Three Months Ended March 31,
	2009			2008
	As	FIN 46	As	As	FIN 46	As
	Reported	impact	Adjusted(1)	Reported	impact	Adjusted(1)
Revenues:
Interest income	$18,013	8,000	$26,013	$26,116	7,175	$33,291
Fee Income	14,432	8,937	23,369	17,406	12,789	30,195
Other (2)	1,032	720	1,752	1,898	825	2,723
Revenues of Consolidated Partnerships	79,260	(79,260)	-	88,767	(88,767)	-
Total revenues	112,737	(61,603)	51,134	134,187	(67,978)	66,209
Expenses:
General and administrative:
Salaries and benefits	19,028		19,028	26,731		26,731
Other	15,610		15,610	17,171		17,171
Total general and administrative expenses	34,638		34,638	43,902		43,902
Interest	18,139	-	18,139	31,873	-	31,873
Depreciation and amortization	11,939	-	11,939	11,901	-	11,901
Write-off of goodwill and intangible assets	-	-	-	-	-	-
Loss on impairment of assets	15,155	-	15,155	8,023	-	8,023
Interest and other expenses of Consolidated Partnerships	241,204	(241,204)	-	67,438	(67,438)	-
Total expenses	321,075	(241,204)	79,871	163,137	(67,438)	95,699
(Loss) income before other (loss) income	(208,338)	179,601	(28,737)	(28,950)	(540)	(29,490)
Equity and other loss, net	(6,926)	(1,700)	(8,626)	(1,895)	7,364	5,469
Gain (loss) from repayment or sale of investments, net	2,746		2,746	(5,170)		(5,170)
Other losses from Consolidated Partnerships	(115,839)	115,839	-	(94,113)	94,113	-
Loss before income taxes	(328,357)	293,740	(34,617)	(130,128)	100,937	(29,191)
Income tax provision	(115)		(115)	(1,049)		(1,049)
Net loss	(328,472)	293,740	(34,732)	(131,177)	100,937	(30,240)
Net loss attributable to non-controlling interests	301,524	(293,740)	7,784	109,538	(100,937)	8,601
Net loss attributable to Centerline Holding Company shareholders	$(26,948)		$(26,948)	$(21,639)		$(21,639)
Dividends for preferred and participating securities (including dividends in arrears)	(5,013)		(5,013)	(5,276)		(5,276)
Effect of redeemable share conversions	(1,562)		(1,562)	(11,920)		(11,920)
Net loss for earnings per share calculations	$(33,523)		$(33,523)	$(38,835)		$(38,835)

Net loss per share:
Basic and Diluted	$(0.62)		$(0.62)	$(0.75)		$(0.75)

Weighted average shares outstanding:
Basic and Diluted	53,654		53,654	51,864		51,864

(1) Adjusted to exclude Consolidated Partnerships. Refer to “Adjusted Revenues” section. (2) Includes prepayment penalties, expense reimbursements and other revenues.

Reconciliation of Net Income (Loss) attributable to
Centerline Holding Company Shareholders to Net Loss (“EPS”)(1)
(in thousands, except per share data)

	Three Months Ended March 31,
	2009		2008
		EPS / EPS Impact (diluted)(2)		EPS / EPS Impact (diluted)(2)

Net loss Attributable to Centerline Holding Company Shareholders	$(26,948)	$(0.62)	$(21,639)	$(0.75)
Non-cash items:(3)
Loss on impairment of assets (held on our own account)	15,155	0.28	8,023	0.15
Our share of losses on impairment of assets held by Consolidated Partnerships(4)	8,363	0.16	93	0.00
(Income) loss from free-standing derivatives	(4,860)	(0.09)	9,148	0.18
Mortgage revenue bonds re-securitized	-	-	7,272	0.14
Tax Credit Fund Partnership impairments(5)	6,866	0.13	-	-
Reserves on Partnership advances, net	2,350	0.04	126	0.00
Equity losses in AMAC	-	-	1,994	0.04
Non-controlling interest impact of above items	(7,099)	(0.13)	(7,506)	(0.14)
Net loss Attributable to Centerline Holding Company Shareholders (excluding certain non-cash items)	$(6,173)		$(2,489)
Effect of redeemable share conversions	1,562	0.03	11,920	0.23
EPS (excluding certain non-cash items)	$(4,611)	$(0.20)	$9,341	$(0.15)

(1)
We utilize Net Income (Loss) (on a segment basis) and earnings per share (“EPS”) (on a consolidated basis) for purposes of measuring performance and capital allocation. These results are presented to assist investors in analyzing our performance as they exclude various items recorded in net loss that we believe are not indicative of the operating performance. There is no generally accepted accounting method for computing Net Income (Loss) and EPS and our computation may not be comparable to similar measurements reported by other companies. For further information, see Notes to our condensed consolidated financial statements included in our Form 10-Q.

(2)	EPS numbers may not add down to the total due to rounding.

(3)	For a detailed description of these items, refer to the Company's Form 10-Q.

(4)	Represents impact of our co-investment in the CMBS Funds and High-Yield Debt Fund Partnerships.

(5)	Represents write-down of equity interests in two tax credit partnerships expected to be sold for less than our carrying value.

###

Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Other risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; risks related to the form and structure of our financing arrangements; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss from direct and indirect investments in commercial mortgage-backed securities ("CMBS") and collateralized debt obligations ("CDOs") and mortgage revenue bonds; risk of loss under mortgage banking loss sharing agreements; risks associated with providing credit intermediation; and risks associated with enforcement by our creditors of any rights or remedies which they may possess. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.